UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2024

Vertex Pharmaceuticals Incorporated
(Exact name of registrant as specified in its charter)

Massachusetts	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
50 Northern Avenue
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)

(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	VRTX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

As previously disclosed, on May 20, 2024, Vertex Pharmaceuticals Incorporated (“Vertex”) completed its acquisition of Alpine Immune Sciences, Inc. (“Alpine”) for approximately $5.0 billion in cash (the “Alpine Acquisition”). Vertex expects to account for the Alpine Acquisition as an asset acquisition. Based on this determination, Vertex expects to record a one-time, non-deductible, Acquired In-Process Research & Development (“AIPR&D”) expense of approximately $4.4 billion during the second quarter of 2024. The AIPR&D expense will impact reported GAAP and non-GAAP operating expenses and GAAP and non-GAAP net income for the second quarter and full year 2024, and related financial guidance for full year 2024. In addition, Vertex expects to incur transaction-related compensation expense associated with acceleration of unvested awards pursuant to Alpine’s equity incentive plans of approximately $200 million during the second quarter of 2024. This transaction-related compensation expense will impact Vertex’s reported GAAP operating expenses and GAAP net income for the second quarter and full year 2024, and related financial guidance for full year 2024. Vertex continues to expect to absorb Alpine’s non-GAAP research and development (“R&D”) and selling, general and administrative (“SG&A”) expenses for the remainder of 2024 in the related operating expense guidance range provided on May 6, 2024.

This Current Report on Form 8-K contains forward-looking statements that are subject to risks, uncertainties and other factors including, without limitation, statements regarding the expected accounting treatment of the Alpine Acquisition and the anticipated impact of such accounting treatment on Vertex’s related financial guidance. While Vertex believes the forward-looking statements contained in this communication are accurate, these forward-looking statements represent the beliefs of Vertex only as of the date of this communication, and there are a number of risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of Vertex and members of their senior management team. Forward-looking statements are not purely historical and may be accompanied by words such as “anticipates,” “may,” “forecasts,” “expects,” “intends,” “plans,” “potentially,” “believes,” “seeks,” “estimates,” and other words and terms of similar meaning.

Forward-looking statements are subject to certain risks, uncertainties, or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Forward-looking statements in this communication should be evaluated together with the many risks and uncertainties that affect Vertex’s business. Those risks and uncertainties include, among other things, that Vertex’s expectations regarding the anticipated impact of the Alpine Acquisition on Vertex’s related financial guidance may be incorrect (including because one or more of Vertex’s assumptions underlying its expectations may not be realized) and other risks listed under the heading “Risk Factors” and the other cautionary factors discussed in Vertex’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), including Vertex’s annual report on Form 10-K for the year ended December 31, 2023, its quarterly reports on Form 10-Q, and its current reports on Form 8-K, all of which are available for free through Vertex's website at www.vrtx.com and on the SEC’s website at www.sec.gov. You should not place undue reliance on these statements. All forward-looking statements are based on information currently available to Vertex, and Vertex disclaims any obligation to update the information contained in this communication as new information becomes available, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: June 27, 2024	/s/ Jonathan Biller
Jonathan Biller
Executive Vice President, Chief Legal Officer